UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2018

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor, Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 (d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 2, 2018, the board of directors (the “Board”) of THL Credit, Inc. (the “Company”) appointed Jane Musser Nelson as a director of the Company, with immediate effect.

Ms. Musser Nelson has extensive experience in the asset management industry with a focus on leveraged loans, collateralized loan obligations (CLOs) and private credit. Ms. Musser Nelson was formerly a Managing Director with Cambridge Associates where she spent eight years researching credit managers and working with a broad array of clients building credit portfolios as well as advising on all asset allocations. Prior to this, she served as an Executive Vice President at Bain Credit, investing and managing portfolios of leveraged loans and high yield bonds and in various roles at ING Capital Advisors for eight years including serving on their U.S. and European Investment Committees and managing CLOs. Prior to ING, Ms. Musser Nelson served as a Vice President at Eaton Vance working on the Senior Debt Fund team. Currently, Ms. Musser Nelson serves on the advisory committee of certain private investment funds, as Chair of the Investment Committee of the Concord Museum and is on the Investment Committee for ConcordArt. Ms. Musser Nelson is a graduate of Smith College and Amos Tuck School of Business, Dartmouth College.

The Board believes that Ms. Musser Nelson’s extensive experience in the asset management industry qualifies her for service on the Board.

In connection with Ms. Musser Nelson’s appointment, the Board also approved an increase in the size of the Board from six to seven directors. Because David K. Downes will not stand for re-election at the 2018 Annual Meeting of Stockholders, a subsequent reduction in the size of the Board will take effect following the 2018 Annual Meeting of Stockholders and the end of Mr. Downes’ term as a Director. Each of the Company’s directors will hold office until the next annual meeting of stockholders (the “Annual Meeting”) or until his or her successor is duly elected and qualified or such director’s earlier resignation, death or removal. Ms. Musser Nelson will stand for reelection at the Annual Meeting.

Ms. Musser Nelson’s compensation will be consistent with that provided to all of the Company’s independent directors, as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission.

There is no arrangement or understanding under which Ms. Musser Nelson was appointed. There are no transactions involving Ms. Musser Nelson requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: April 2, 2018	By:	/S/ TERRENCE W. OLSON
	Name: Title:	Terrence W. Olson Chief Financial Officer, Chief Operating Officer & Treasurer